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                                                                       EXHIBIT 5


                           AmerUs Life Holdings, Inc.
                                418 Sixth Avenue
                              Des Moines, IA  50309



                                 August 25, 1997



AmerUs Life Holdings, Inc.
418 Sixth Avenue
Des Moines, IA  50309-2407

          Re:  AmerUs Life Holdings, Inc.
               --------------------------

Ladies and Gentlemen:

          Reference is made to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (as so amended, the "Registration Statement") being filed by AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 400,000 shares of Class A Common Stock, no par value per share, of the Company (the "Common Stock") which may be issued to employees of the Company and certain of its affiliates pursuant to the Company's All*AmerUs Savings and Retirement Plan (the "Plan").

          I am familiar with the proceedings to date with respect to the Plan and the proposed issuance of the Common Stock and have examined such records, documents and questions of law, and satisfied myself to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

          2. The Common Stock issuable upon original issuance will be, as and when acquired in accordance with the terms and conditions of the Plan and in accordance with all requirements of the Iowa Commissioner of Insurance, legally issued, fully paid and non-assessable.

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AmerUs Life Holdings, Inc.
August 25, 1997
Page 2



          I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Common Stock.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement or the Prospectus relating to the Registration Statement.



                                             Very truly yours,

                                             /s/ James A. Smallenberger

                                             James A. Smallenberger
                                             Senior Vice President and Secretary